360 GLOBAL WINE COMPANY ANNOUNCES THAT IT DISPUTES THE CLAIMS ALLEGED BY WALL STREET COMMUNICATIONS

NAPA VALLEY, Calif—January 19, 2006. —360 Global Wine Company. (OTC BB: TGWC) announced today that it disputes the claims alleged by Wall Street Communications in its press release dated January 18, 2006. The Company intends to file a motion to have the default judgment set aside promptly, as the Company had no knowledge of the reported lawsuit until plaintiff’s press release. Further, the Company denies Wall Street Communications’ claims that it had involvement with the Company’s financing of last year’s Viansa acquisition. Lastly, the Company intends to litigate these claims vigorously.
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This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "plan," "confident that," "believe," "scheduled," "expect," or "intend to," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements Such risks and uncertainties include, but are not limited to the Company's access to additional capital, competitive factors, the Company's ability to consummate its acquisition strategy, consumer acceptance of the Company's products and dependence on key management.

An International Wine Producer & Leader in Winery Destinations PO BOX 6769 ■ NAPA, CALIFORNIA 94581 WWW.360WINES.COM

CONTACT: 360 GLOBAL WINE COMPANY Attention: Joel Shapiro Phone: (707) 254-9100